COMMERCIAL TRANSACTION AGREEMENT
(with Joint Escrow Instruction Protocol)

THIS COMMERCIAL TRANSACTION AGREEMENT (the "Agreement") is entered into, with an effective date of 18 April 2005, by and among ACI Global Pte Ltd (ACI Ltd) a company having its principle offices at Cosco Building, 8 Robinson Rd, 08-00, Singapore, 048544 ("ACI PTE LTD"); Green Machine Investments Ltd., a company with representative offices at C/-GSC Solicitors 31-32 Ely Place London EC1N 6TD ("GMI"); RECITALS

WHEREAS, on or about 04 October 2004, Legal Services Foundation (LSF) entered into a set of agreements with Howarth Investment Group (HIG) related to a broad range of issues, including but not limited to, the sale of certain assets and securities of ACI Technologies, ACI Engineering AG, ACI Corporation AG and the parent holding company, Hosinbrook Company S.A., to HIG, licensing rights, royalties, non-competition, and governance clarification provisions for numerous entities worldwide, including ACI's Family of Companies in the United Kingdom, Australian, Brunei, Czech Republic, Malaysia, United States and Spain ("Original Agreements");

WHEREAS, LSF and HIG, on or about 12 November 2004, 05 January 2005 and 01 February 2005, entered into First Extension Agreements, Second Extension Agreements and Third Extension Agreements, respectively, to maintain the terms and conditions of the Original Agreements in force and effect during a prolonged effort by the HIG to complete the financial restructuring anticipated in the Original Agreements (Collectively referred to as the "Extension Agreements");

WHEREAS, GMI now wishes to assign all of its rights to ACI Ltd; and ACI Ltd is willing to accept this assignment, including all of GMI's rights, benefits, responsibilities and obligations belonging to GMI;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Responsibilities of ACI Ltd.
ACI Ltd agrees to perform the following responsibilities in full compliance with the terms and conditions of this Agreement:

A. Acceptance of Law firm of Verhuelsdonk and Partners as Primary Escrow Agent. ACI Ltd agrees to accept the law firm of Verhuelsdonk and Partners, attention: Mr. Pochhammer, Friedrichstrasse 149, 10117 Berlin Germany, as the Primary Escrow Agent for completion of this transaction ("Primary Escrow Agent V&P"). ACI Ltd acknowledges that the Primary Escrow Agent is holding all of the original signed documentation, minutes, Board of Director resignations, Certificates of Good Standing, original Share Certificates of ACI Engineering AG, original Share Certificates of ACI Corporation AG, as required by the Original Agreements, and original non-competition agreements with former employees of the ACI family of companies;

B. Acceptance of the trust company of TRUFINCO LTD. as a Secondary Trust Holder. ACI Ltd reconfirms the appointment, pursuant to the terms of the Original Agreement, of trust company Trufinco Ltd., Usteristrasse 19, CH-8001

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Zurich, Switzerland, as a Secondary Trust Holder ("Secondary Trust Holder Trufinco"). This company was engaged to hold the equitable share certificates of the Hosinbrook Company and ACI Corporation Ltd. until payment of five Million Euros (€5,000,000.00) is made to LSF; and then to maintain legal representation for these two companies as minimally required by law, and to add Mr. Michael Howarth on the Board of Directors of the companies, and to enter the resignations of all other board members, and to otherwise follow Mr. Howarth's instructions in all respects until such time as a new Board of Directors are appointed. These provisions are still in effect.

C. Acceptance of the trust company of PANFAIR Services Limited as a Secondary Trust Holder. ACI Ltd reconfirms the appointment, pursuant to the terms of the Original Agreement, of trust company Panfair Services Limited, 83 Des Voeux Road, Central, Hong Kong, as a Secondary Trust Holder ("Secondary Trust Holder Panfair"). This company was engaged to hold the equitable share certificates of the ACI Technologies Ltd. until the five Million Euros (€5,000,000.00) purchase price is made to LSF; and then to maintain legal representation for the company as minimally required by law, and to maintain Mr. Michael Howarth on the Board of Directors of the company and to enter the resignations of all other board members, and to otherwise follow Mr. Howarth's instructions in all respects until such time as a new Board of Directors is appointed. These provisions are still in effect.

D. Facilitation of Remainder of Transaction. ACI Ltd agrees to cooperate in any reasonable manner to facilitate the completion of this transaction.

E. Acceptance of Joint Escrow Instruction Protocol. ACI Ltd accepts and agrees to sign the Joint Escrow Instructions Protocol attached hereto as Attachment "A" to this Agreement.

F. Approval of Assignment Document. ACI Ltd approves and agrees to sign the Assignment of Rights, Benefits, Responsibilities and Obligation document attached hereto as Attachment "B" to this Agreement

2. Responsibilities of GMI. GMI agrees to perform the following responsibilities in full compliance with the terms and conditions of this Agreement:

A. Acceptance of Law firm of Verhuelsdonk and Partners as Primary Escrow Agent. GMI agrees to accept the law firm of Verhuelsdonk and Partners, attention: Mr. Pochhammer, Friedrichstrasse 149, 10117 Berlin Germany, as the Primary Escrow Agent for completion of this transaction ("Primary Escrow Agent V&P"). It acknowledges notice that this law firm has performed legal and accounting services for ACI Engineering AG in the past;

B. Acceptance of the trust company of TRUFINCO LTD. as a Secondary Trust Holder. GMI accepts the appointment, pursuant to the terms of the Original Agreement, of trust company Trufinco Ltd., Usteristrasse 19, CH-8001 Zurich, Switzerland, as a Secondary Trust Holder ("Secondary Trust Holder Trufinco"). GMI acknowledges that this company was engaged to hold the equitable share certificates of the Hosinbrook Company and ACI Corporation Ltd. until payment of five Million Euros (€5,000,000.00) is made to LSF; and then to maintain legal representation for these two companies as minimally required by law, and to add Mr. Michael Howarth on the Board of Directors of the companies, and to enter the resignations of all other board members, and to otherwise follow Mr. Howarth's instructions in all respects until such time as a new

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Board of Directors are appointed; and that these provisions are still in effect.

C. Acceptance of the trust company of PANFAIR Services Limited as a Secondary Trust Holder. GMI accepts the appointment, pursuant to the terms of the Original Agreement, of trust company Panfair Services Limited, 83 Des Voeux Road, Central, Hong Kong, as a Secondary Trust Holder ("Secondary Trust Holder Panfair"). GMI acknowledges that this company was engaged to hold the equitable share certificates of the ACI Technologies Ltd. until the five Million Euros (€5,000,000.00) purchase price is made to LSF; and then to maintain legal representation for the company as minimally required by law, and to maintain Mr. Michael Howarth on the Board of Directors of the company and to enter the resignations of all other board members, and to otherwise follow Mr. Howarth's instructions in all respects until such time as a new Board of Directors is appointed; and that these provisions are still in effect.

D. Facilitation of Remainder of Transaction. GMI agrees to cooperate in any reasonable manner to facilitate the completion of this transaction.

E. Approval of Assignment Document. GMI approves and agrees to sign the Assignment of Rights, Benefits, Responsibilities and Obligation document attached hereto as Attachment "B" to this Agreement

F. Acceptance of Joint Escrow Instruction Protocol. GMI accepts and agrees to sign the Joint Escrow Instructions Protocol attached hereto as Attachment "A" to this Agreement.

E. Warranty. ACI Ltd hereby represents and warrants to GMI that it has all necessary funding, power and authority to execute, deliver and perform this Agreement.

3. Responsibilities of HIG. HIG agrees to perform the following responsibilities in full compliance with the terms and conditions of this Agreement:

A. Facilitation of Remainder of Transaction. HIG agrees to cooperate in any reasonable manner to facilitate the completion of this transaction.

B. Acceptance of Assignment Document. HIG agrees to sign the Assignment of Rights, Benefits, Responsibilities and Obligation document attached hereto as Attachment "B" to this Agreement.

C. Warranty. HIG acknowledges that it is still primarily financially responsible for the financial structuring of this transaction, notwithstanding the participation of ACI Ltd.

4. Confidentiality of Agreement. Each Party agrees that the terms and conditions, but not the existence, of this Agreement shall be treated as the other Party's Confidential Information and that no reference to the commercial terms and conditions of this Agreement (or to activities pertaining thereto) may be made in any form of press release or public statement without first consulting the other Party. However, each Party may disclose the terms and conditions of this Agreement: (i) as may be required by law; (ii) to legal counsel of the Parties; (iii) in connection with the

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requirements of an initial public offering or securities filing; (iv) in confidence to accountants, banks, and financing sources, insurance organizations and their advisors; (v) in confidence in the connection with the enforcement of the terms of this Agreement; or (vi) in confidence in connection with a merger or acquisition or proposed merger or acquisition.

5. Required Disclosure. In the event that the Receiving Party is required to disclose the Disclosing Party's Confidential Information pursuant to the order or requirement of a court, administrative agency, or other governmental body, the Receiving Party shall provide prompt notice thereof to the Disclosing Party and shall use its reasonable efforts to obtain a protective order or otherwise prevent public disclosure of such information.

6. Warranty of Authorized Signatories. Each signatory hereto warrants and represents that he is competent and authorized to enter into this Agreement on behalf of the Party for whom he purports to sign.

7. Election of Jurisdiction and Governing Law. This Agreement shall be interpreted in accordance with and governed in all respects by the laws of Germany. The Parties agree that the proper venue for bringing any civil action concerning this Agreement shall be Berlin, Germany.

8. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior consent of the other Party hereto.

9. Costs and Expenses. GMI and ACI Ltd shall each pay their own costs and expenses incurred in the negotiation and preparation of this Agreement.

11. Notices. All notices must be in writing and must be personally delivered or sent via a reputable overnight mail carrier to the addresses first set forth in this Agreement, or other address that either party has subsequently designated as its address for receiving notices.

12. Recitals. The Recitals as set forth above are incorporated into the Agreement by this reference and shall be deemed a part of the Agreement by and among the Parties.

13. Right to Counsel. The Parties acknowledge that each of them had an opportunity to have this Agreement reviewed by legal counsel or elected of their own free will not to have the Agreement reviewed. Accordingly, the general rule that ambiguities shall be interpreted against the drafting party shall not be employed in the interpretation of this Agreement.

14. Assignment. Neither this Agreement nor any of the rights or obligations of the Parties hereto shall be assignable without the express written consent of the other parties hereto.

15. Term and Termination.

19.1. Term. The term of this Agreement shall begin on the effective date first mentioned above and continue until 31 May 2005.

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16. Amendments and Waivers.

A. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment by each Party to this Agreement, or in the case of a waiver by the Party against whom the waiver is to be effective.

B. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any or other further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

17. Counterparts; Facsimile Copies; and Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures were upon the same instrument. Exchange of the Agreement may be initially made by facsimile transmission. This Agreement shall become effective when each Party shall have received a counterpart of this Agreement signed by the other Party. No provision of this Agreement is intended to confer upon any person or entity other than the Parties to this Agreement any rights or remedies hereunder.

18. Entire Agreement; Severability. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supercedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement. If at any time subsequent to the effective date hereof any term or provision of this Agreement shall be determined to be partially or wholly illegal, void or unenforceable, such provision shall be of no force and effect to the extent so determined, but the illegality or unenforceability of such term or provision shall have no effect upon and shall not impair the legality or enforceability of any other term or provision of this Agreement.

19. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

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[Signatures follow on next page]

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IN WITNESS WHEREOF, the Parties, by their duly authorized representatives, have executed this Agreement as of the effective date first set forth above.

For Green Machine Investments Ltd.:

By: ______________________
Michael E. Howarth, CEO

For: Howarth Investment Group:

By: ______________________
Michael E. Howarth, Principal

ACI Global Pte Ltd

By: ______________________
Michael E. Howarth Chairman

ACCEPTANCE OF ASSIGNMENT

I, Patrick E. Adair, authorized signatory for Legal Services Foundation, have read the above agreement and hereby accept the assignment of rights set forth therein.

For Legal Services Foundation:

By: Patrick E. Adair
Dr. Patrick E. Adair,
Authorized Signatory

ATTACHMENT "A"

Joint Escrow Instruction Protocol

In furtherance of the Commercial Transaction Agreement (2) ("Agreement"), with an effective date of 18 April 2005, Legal Services Foundation ("LSF"); Green Machine Investments Ltd. ("GMI"); ACI Global Pte Ltd (ACI Ltd) and Howarth Investment Group ("HIG") jointly issue the following Escrow Instructions to Mr. Pochhammer as their nominated Escrow Agent ("Agent") for the transaction anticipated by the above-referenced Agreement:

1. Agent shall conduct himself at all times and in all circumstances in strict compliance with the terms and conditions as set forth in this Joint Escrow Instruction Protocol ("Joint Protocol").

2. Agent shall maintain in the sole custody and control of Agent the following documents until such time as he receives confirmation from LSF that the Five Million Euro (€5,000,000.00) Purchase Price has been received by LSF:

A. Original document entitled "Commercial Transaction Agreement" between LSF, GMI,ACI Ltd and HIG;
B. Original document entitled "Joint Escrow Instruction Protocol" between LSF, GMI, ACI Ltd and HIG;
C. An original share certificate representing one hundred percent (100%) of the equity in ACI Corporation AG;
D. An original share certificate representing one hundred percent (100%) of the equity in ACI Engineering AG;
E. Original document entitled "Hosinbrook Company S.A., Board of Directors Minutes of Meeting, 28 September 2004" accepting resignations of Dr. Patrick E. Adair and Walter Schumacher as directors and appointing Mr. Michael E. Howarth as the sole director;
F. Copy of document entitled "Minutes of a General Meeting of ACI Corporation AG", accepting resignations of Mr. David Smith, Dr. Sally Meyner and Frau Dagmar Gräf as Supervisory Board Members and Dr. Patrick E. Adair as Management Board member; and the appointment of Mr. Michael E. Howarth as Chairman of the Management Board and Leonard Ingrams, Johann Robb, Scott Frickman and Guy Chaney as new Supervisory Board members.
G. Copy of document entitled "Minutes of a General Meeting of ACI Engineering AG", accepting resignations of Mr. David Smith, Dr. Reinhard Löwe and Dr. Patrick E. Adair as Supervisory Board Members and Frau Dagmar Gräf as Management Board member; and the appointment of Mr. Michael E. Howarth as Chairman of the Management Board and Leonard Ingrams, Johann Robb, Scott Frickman and Guy Chaney as new Supervisory Board members.
H. Original document entitled "Hosinbrook Company S.A., Written Resolution of the Sole Member of the Company pursuant to … Company's Articles of Association signed by Mr. Michael Howarth;
I. Original document entitled "Certification of Trufinco Ltd. Regarding Hosinbrook Company, SA" addressed to Mr. Michael Howarth and signed by Walter Schumacher that Trufinco Ltd certifies that it is holding the bearer certificates of the company in for Mr. Michael Howarth, in safe custody and to his order;

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J. Original document entitled "Confirmation" that certifies that Hosinbrook Company is in good standing (with Certificate of Goodstanding attached);
K. Original document entitled "Resignation as Director" for ACI Engineering AG signed by Frau Dagmar Gräf;
L. Original document entitled "Resignation as Director" for ACI Corporation AG signed by Frau Dagmar Gräf;
M. Original document entitled "Resignation as Director" for ACI Technologies Ltd., signed by Patrick E. Adair;
N. Original document entitled "Resignation as Director" for ACI Engineering AG., signed by Patrick E. Adair;
O. Original document entitled "Resignation as Director" for ACI Corporation AG., signed by Patrick E. Adair;
P. Original document entitled "Resignation as Director" for ACI Global Pte Ltd., signed by Patrick E. Adair;
Q. Original document entitled "Resignation as Director" for ACI Elastomers Asia Sdn Bhd., signed by Patrick E. Adair;
R. Original document entitled "Resignation as Director" for ACI Elastomers Europe Sa., signed by Patrick E. Adair;
S. Original document entitled "Resignation as Director" for ACI Elastomers USA Inc., signed by Patrick E. Adair;
T. Original document entitled "Resignation as Director" for ACI Corporation Ltd., signed by Patrick E. Adair;
U. Original document entitled "Resignation as Director" for Hosinbrook Company S.A., signed by Patrick E. Adair;
V. Original document entitled "Resignation as Director" for ACI Technologies Limited, signed by Patrick E. Adair;
W. Facsimile document entitled "Resignation as Director" for ACI Elastomers USA Inc., signed by David Smith;
X. Facsimile document entitled "Resignation as Director" for ACI Corporation Ltd., signed by David Smith;
Y. Facsimile document entitled "Resignation as Director" for ACI Corporation AG, signed by David Smith;
Z. Facsimile document entitled "Resignation as Director" for ACI Engineering AG, signed by David Smith;
AA. Facsimile document entitled "Resignation as Director" for Irama Ederan Sdn Bhd, signed by David Smith;
BB. Facsimile document entitled "Resignation as Director" for ACI Elastomers USA Inc., signed by Sally Meyner;
CC. Facsimile document entitled "Resignation as Director" for ACI Corporation Ltd., signed by Sally Meyner;
DD. Facsimile document entitled "Resignation as Director" for ACI Corporation AG, signed by Sally Meyner;
EE. Original document entitled "ACI Technologies Limited Minutes of a Meeting of the Board of Directors" accepting the resignation of Patrick E. Adair and appointment of new director nominated by Mr. Michael Howarth.

3. Agent shall do the following upon receipt of confirmation from LSF that the Five Million Euro (€5,000,000.00) Purchase Price has been received by LSF:

A. Shall notify Trufinco Ltd. of close of escrow of transaction and transfer of control to Mr. Michael Howarth or his designee;
B. Shall notify Panfair Services Limited of close of escrow of transaction and transfer of control to Mr. Michael Howarth or his designee; and
C. Shall immediately transfer all documents listed above as A through EE, to the custody and control of Mr. Michael Howarth or his designee.

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4. Agent's services shall be paid by Buyers HIG and ACI Ltd.

IN WITNESS WHEREOF, the Parties, by their duly authorized representatives, have executed and hereby issue this Joint Escrow Instruction Protocol as of the effective date first set forth in the Agreement.

For: Legal Services Foundation: Investments Ltd.:

By: ______________________
Dr. Patrick E. Adair,
Authorized Signatory

For: Green Machine

By: ______________________
Michael E. Howarth, CEO

For: Howarth Investment Group:

By: ______________________
Michael E. Howarth, Principal

For ACI Global Pte Ltd

By ______________________
Michael E. Howarth Chairman

ATTACHMENT "B"

Assignment of Rights, Benefits, Responsibilities, and Obligations

In furtherance of the Commercial Transaction Agreement (2)("Agreement"), with an effective date of 18 April 2005, Legal Services Foundation ("LSF"); Green Machine Investments Ltd. ("GMI"); ACI Global Pte Ltd(ACI Ltd) and Howarth Investment Group ("HIG") jointly execute the following assignment of rights, benefits, responsibilities, and obligations for the transaction anticipated by the Agreement:

ASSIGNMENT

HIG hereby assigns all of its rights, benefits, responsibilities and obligations to ACI Ltd for the completion of the transaction set forth in the Agreement. HIG acknowledges, notwithstanding ACI Ltd's participation in this Assignment, that such participation does not eliminate HIG's ongoing and underlying financial obligations to complete this transaction as set forth in the Agreement.

ACCEPTANCE

ACI Ltd hereby accepts the Assignment and promises to complete the transaction as set forth in the Agreement.

APPROVAL

LSF hereby approves the Assignment set forth above in furtherance of completing the transaction as set forth in the Agreement.

For: Legal Services Foundation:
Investments Ltd.:

By: Patrick E. Adair
Dr. Patrick E. Adair,
Authorized Signatory

For: Green Machine

By: [signature]
Michael E. Howarth, CEO

For: Howarth Investment Group:

By: [signature]
Michael E. Howarth, Principal

ACI Global Pte Ltd

By: [signature]
Michael E. Howarth